Company No.: 1949664

THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT
(NO. 16 OF 2004)

Memorandum

and

Articles of Association

of

China SXT Pharmaceuticals, Inc.

Incorporated on the 4th day of July, 2017

THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(THE "ACT")

MEMORANDUM OF ASSOCIATION

OF

China SXT Pharmaceuticals, Inc.

(the "Company")

1. Company Name

The name of the Company is China SXT Pharmaceuticals, Inc.

2. Company Limited by Shares and Liability of Members

2.1 The Company is a company limited by shares.

2.2 The liability of each member is limited to:

(a) the amount from time to time unpaid on that member's shares;

(b) any liability expressly provided for in the Memorandum of Association of the Company (the "Memorandum") or the Articles of Association of the Company (the "Articles"); and

(c) any liability to repay a distribution pursuant to section 58(1) of the Act.

3. Registered Office

The first registered office of the Company will be situated at offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands. The registered office of the Company may be changed and situated at such other place as directors or members from time to time decide, provided that the Company's registered office shall at all times be the office of the registered agent.

4. Registered Agent

The first registered agent of the Company will be Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands or such other registered agent as the directors or members may decide from time to time.

5. General Objects and Powers

5.1 Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other law of the British Virgin Islands.

5.2 Without limiting the foregoing, the powers of the Company include the power to do the following:

(a) grant options over unissued shares in the Company and treasury shares;

(b) issue securities that are convertible into shares;

(c) give financial assistance to any person in connection with the acquisition of the Company's own shares;

(d) issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

(e) guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

(f) protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company.

6. Limitations on the Company's Business

For the purposes of section 9(4) of the Act the Company has no power to:

(a) carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

(b) carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

(c) carry on the business of company management unless it is licensed under the Companies Management Act, 1990;

(d) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or

(e) carry on, without the appropriate licence, a licensable activity under the Securities and Investment Business Act, 2010.

7. Authorised Shares

7.1 The Company is authorised to issue an unlimited number of shares of one class with a par value of US$0.001 each.

7.2 The shares in the Company shall be issued in the currency of the United States of America.

8. Rights Conferred by Shares

Each share in the Company confers on the holder:

(a) the right to one vote on any resolution of members;

(b) the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(c) the right to an equal share in the distribution of the surplus assets of the Company.

9. Registered Shares Only

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

10. Amendments to the Memorandum and Articles

10.1 Subject to the provisions of the Act, the directors or members may from time to time amend the Memorandum or Articles by resolution of directors or resolution of members.

10.2 The directors shall not have the power to amend the Memorandum or Articles:

(a) To restrict the rights or powers of the members to amend the Memorandum or Articles;

(b) To change the percentage of members required to pass a resolution to amend the Memorandum or Articles; or

(c) In circumstances where the Memorandum or Articles may only be amended by the members.

We, Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar of Corporate Affairs for the incorporation of the Company this 4th day of July, 2017.

Incorporator

Alyson Parker / Ann Penn
Authorised Signatories
Sertus Incorporations (BVI) Limited

REGISTRAR OF CORPORATE AFFAIRS
REGISTERED

THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(THE "ACT")

ARTICLES OF ASSOCIATION

OF

China SXT Pharmaceuticals, Inc.

(the "Company")

1. Interpretation

References in these Articles of Association ("Articles") to the Act shall mean the BVI Business Companies Act, 2004. The following articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

2. Share Certificates

2.1 Every person whose name is entered as a member in the Company's register of members, being the holder of registered shares, shall without payment (except where otherwise noted) be entitled to a share certificate in the following circumstances:

(a) on the issuance of such shares to such member;

(b) on the transfer of such shares to such member;

(c) on a re-designation or conversion of such shares with the effect that the certificate previously issued no longer properly describes such shares; and

(d) at the discretion of the directors (who may levy a reasonable charge), on notice to the Company of a change of name of the member.

2.2 Such certificate shall be signed by a director or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof (if any), provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

2.3 If a certificate is worn out or lost it may, subject to the prior written consent of any mortgagee or chargee whose interest has been noted on the Company's register of members, be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

3. Issue of Shares

3.1 Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors, who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value (if any) of the shares being disposed of, and upon such terms and conditions as the directors may determine. Such consideration may take any form acceptable to the directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

3.2 Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.

3.3 The Company may issue bonus shares, partly paid shares and nil paid shares.

3.4 The directors may redeem any share issued by the Company at a premium.

3.5 Except as required by the Act, and notwithstanding that a share certificate may refer to a member holding shares "as trustee" or similar expression, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

4. Variation of Rights Attaching to Shares

4.1 If at any time the Company is authorised to issue shares of more than one class the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.

4.2 The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by the Company.

5. Forfeiture of Shares

5.1 The Company may, at any time after the due date for payment, serve on a member who has not paid in full for shares registered in the name of that member, a written notice of call ("Notice of Call") specifying a date for payment to be made. The Notice of Call shall name a further day not earlier than the expiration of 14 days from the date of service of the Notice of Call on or before which the payment required by the Notice of Call is to be made, and shall state that in the event of non-payment at or before the time named in the Notice of Call the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.2 Where a written Notice of Call has been issued under the foregoing Article and the requirements of the Notice of Call have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the Notice of Call relates. The Company is under no obligation to refund any moneys to the member whose shares have been cancelled pursuant to this Article and that member shall be discharged from any further obligation to the Company.

5.3 A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the directors in their absolute discretion think fit.

5.4 A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

5.5 A statutory declaration in writing that the declarant is a director of the Company, and that a share in the Company has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

5.6 When any shares have been forfeited, an entry shall be made in the register of members recording the forfeiture and the date thereof, and so soon as the shares so forfeited have been sold or otherwise disposed of, an entry shall be made of the manner and date of the sale or disposal thereof.

5.7 The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum, which by the terms of issue of a share, becomes due and payable at any time, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

6. Transfer of Shares

6.1 Registered shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration. The directors may resolve to refuse or delay the registration of the transfer of a share for reasons that shall be specified in a resolution.

6.2 Subject to the Memorandum, these Articles and to section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the Company's register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution. Where the directors pass such a resolution, the Company shall send to the transferor and the transferee a notice of the refusal or delay. Notwithstanding anything contained in the Memorandum or Articles, the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is:

(a) to any mortgagee or chargee whose interest has been noted on the Company's register of members;

(b) by any such mortgagee or chargee, pursuant to the power of sale under its security; or

(c) by any such mortgagee or chargee in accordance with the terms of the relevant security document.

6.3 The transfer of a registered share is effective when the name of the transferee is entered in the Company's register of members.

7. Transmission of Shares

7.1 Subject to sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a) a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator, (as the case may be, of a deceased member's estate;

(b) the appointment of a guardian of an incompetent member;

(c) the appointment as trustee of a bankrupt member; or

(d) upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares,

to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and/or appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the Company's register of members, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director and/or entered in the Company's register of members as the legal and/or beneficial owner of the shares.

7.2 Without limiting the foregoing, the production to the Company of any document which is reasonable evidence of:

(a) a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member;

(b) the appointment of a guardian of an incompetent member;

(c) the trustee of a bankrupt member; or

(d) the applicant's legal and/or beneficial ownership of the shares,

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is resident and/or domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian, trustee in bankruptcy or the applicant.

7.3 Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

7.4 Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

7.5 What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

8. Redemption and Purchase of Own Shares

The directors may, on behalf of the Company, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

9. Notice of Meetings of Members

9.1 The directors may convene meetings of the members at such times and in such manner and places (within or outside the British Virgin Islands) as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested.

9.2 At least seven (7) days' notice specifying at least the place, the day and the hour of the meeting and in case of special business, the general nature of that business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the Company's register of members and are entitled to vote at the meeting.

9.3 Notwithstanding the foregoing Article, a meeting of members held in contravention of the requirement to give notice is valid if members holding ninety (90) percent of:

(a) the total voting rights on all the matters to be considered at the meeting; or

(b) the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part (unless such member objects in writing before or at the meeting).

9.4 The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

10. Proceedings at Members' Meetings

10.1 No business shall be transacted at any meeting of members unless a quorum of members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon. If the Company has only one Member, that only Member shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of members.

10.2 A member shall be deemed to be present at a meeting of members if:

(a) he or his proxy participates by telephone or other electronic means; and

(b) all members and proxies participating in the meeting are able to hear each other.

10.3 If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.

10.4 A member may attend a meeting of members personally or be represented by a proxy who may speak and vote on behalf of the member.

10.5 At every meeting the members present shall choose someone of their number to be the chairman (the "Chairman"). If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman, failing which the oldest individual member present at the meeting or failing any member personally attending the meeting, the proxy present at the meeting representing the oldest member of the Company, shall take the chair.

10.6 The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11. Members' Proxies

The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy, but must be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity (other than one or more individuals holding as joint owner) in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same.

12. Votes of Members

12.1 At any meeting of members a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman; or one or more Members present in person or by proxy entitled to vote and who together hold not less than 10 percent of the total voting share issued and having the right to vote on such resolution. Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12.2 If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, at the discretion of the Chairman.

12.3 On a poll, every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder which confers the right to a vote on the resolution.

12.4 In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

12.5 Any one or more Members may participate in a general meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting. Subject to the Memorandum or these Articles, an action that may be taken by members at a meeting of members may also be taken by written resolution.

12.6 If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.

12.7 Where shares are registered in the names of joint owners:

(a) each registered owner may be present in person or by proxy at a meeting of members and may speak as a member;

(b) if only one of them is present in person or by proxy, he may vote on behalf of all of them; and

(c) if two or more are present in person or by proxy, they must vote as one. If more than one joint owner votes in person or by proxy at any meeting of members or by written resolution, the vote of the joint owner whose name appears first among such voting joint holders in the Company's register of members shall alone be counted.

13. Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a member or a director may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member or director of the Company.

14. Directors

14.1 The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed and removed by resolution of directors or resolution of members for such terms as the directors or members may so determine. Sections 114(2) and 114(3) of the Act shall not apply to the Company.

14.2 Subject to any subsequent amendment to change the number of directors, the directors shall not be less than one in number, and there shall be no maximum number of directors.

14.3 A person shall not be appointed as a director unless he has consented in writing to be a director.

14.4 Each director holds office until:

(a) his disqualification to act as a director under section 111 of the Act (on which his office as director shall be automatically terminated if he has not resigned in accordance with section 115(2) of the Act);

(b) his death;

(c) his resignation; or

(d) the effective date of his removal by resolution of directors or resolution of members.

14.5 A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the directors and meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

14.6 The directors may, by resolution, fix the emoluments of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of directors or resolution of the members.

15. Disqualification of Directors

The following are disqualified for appointment as a director:

(a) an individual who is under 18 years of age;

(b) a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act, 2003;

(c) a person who is a restricted person within the meaning of section 409 of the Insolvency Act, 2003; and

(d) an undischarged bankrupt.

16. Alternate Director

16.1 Any director may in writing appoint another director or another person who is not disqualified for appointment as a director under Section 111 of the Act to be his alternate to act in his place at any meeting of the directors at which he is unable to be present and may at any time in writing to revoke the appointment of an alternate appointed by him. Every such alternate shall be entitled to be given notice of meetings of the directors and written resolutions of the directors and to attend and vote thereat as a director at any such meeting at which the person appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him, and to sign as a director any written resolution which is not signed by the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. Unless stated otherwise in the notice of the appointment of the alternate, if undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with these Articles, his alternate (if any) shall be entitled to signify approval of the same on behalf of that director.

16.2 The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, as agreed between such alternate and the director appointing him. A director, by writing under his hand deposited at the registered office, may at any time vary or revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

17. Reserve Director

Where the Company has only one member with voting rights who is an individual and that member is also the sole director (the "sole member/director"), that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director under section 111(1) of the Act as a reserve director of the Company to act in the place of the sole director in the event of his death. A person shall not be nominated as a reserve director unless he has consented in writing to be nominated as a reserve director. The nomination of a person as a reserve director of the Company ceases to have effect if:

(a) before the death of the sole member/director who nominated him:

  (i) he resigns as reserve director; or

  (ii) the sole member/director revokes the nomination in writing; or

(b) the sole member/director who nominated him ceases to be the sole member/director for any reason other than his death.

18. Duties of Directors and Conflicts of Interests

18.1 A director, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the Company. A director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act or the Memorandum or Articles.

18.2 A director, when exercising his powers or performing his duties as a director, is entitled to rely upon the register of members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given, by:

(a) an employee of the Company whom the director believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

(b) a professional adviser or expert in relation to matters which the director believes on reasonable grounds to be within the person's professional or expert competence; and

(c) any other director, or committee of directors upon which the director did not serve, in relation to matters within the director's or committee's designated authority,

provided that the director: (i) acts in good faith; (ii) makes proper inquiry where the need for the inquiry is indicated by the circumstances; and (iii) has no knowledge that his reliance on the register of members or the books, records, financial statements and other information or expert advice is not warranted.

18.3 A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall approve.

18.4 A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

18.5 No director shall be disqualified by his office from contracting with the Company either as a buyer, seller or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided such director shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board. For the purposes of this Article:

(a) a director is not required to make such a disclosure if:

(i) the transaction or proposed transaction is between the director and the Company; and

(ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company's business and on usual terms and conditions;

(b) a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction; and

(c) subject to section 125(1) of the Act, the failure by a director to comply with this Article does not affect the validity of a transaction entered into by the director or the Company.

18.6 A director who is interested in a transaction entered into or to be entered into by the Company may:

(a) vote on a matter relating to the transaction;

(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

19. Powers of Directors

19.1 The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members, subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

19.2 The board may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

19.3 Where the directors delegate their powers to a committee of directors, they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds that at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors by the Act.

19.4 The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

19.5 The directors may appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company has such powers and authority of the directors, including the power and authority to affix the common seal of the Company, as are set forth in the resolution of directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a) to amend the Memorandum or Articles;

(b) to change the registered office or registered agent;

(c) to designate committees of directors;

(d) to delegate powers to a committee of directors;

(e) to appoint or remove directors;

(f) to appoint or remove an agent;

(g) to fix emoluments of directors;

(h) to approve a plan of merger, consolidation or arrangement;

(i) to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or to approve a liquidation plan;

(j) to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test as stipulated in section 56 of the Act; or

(k) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

19.6 Where the directors appoint any person to be an agent of the Company, they may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

19.7 The directors may at any time remove an agent and may revoke or vary a power conferred on him.

20. Officers

20.1 The directors may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter.

20.2 Any person may hold more than one office and no officer need be a director or member. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

20.3 Any officer who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

21. Proceedings of Directors

21.1 The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. The meetings of the board and any committee thereof shall be held at such place or places (within or outside the British Virgin Islands) as the directors shall decide.

21.2 A director may at any time summon a meeting of the directors. A director shall be given not less than three (3) days' notice of a meeting of the directors, save that a meeting of directors held on less notice is valid if a majority of the directors entitled to vote at the meeting have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

21.3 The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, shall not invalidate the meeting.

21.4 A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-third of the total number of directors with a minimum of two (2).

21.5 Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

21.6 If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

21.7 Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

21.8 The directors may elect a chairman of their meeting and determine the period for which he is to hold office. If no such chairman is elected, or if at any meeting the chairman is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be chairman for the meeting. If the directors are unable to choose a chairman, for any reason, then the longest serving director present at the meeting shall preside as the chairman.

21.9 Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality in votes the chairman shall have a second or casting vote.

21.10 A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of a written resolution shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

21.11 If the Company shall have only one director, the aforesaid provisions for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

22. Indemnity

22.1 Subject to the provisions of the Act and in the absence of fraud or wilful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, agent, secretary and other officer for the time being of the Company; or

(b) is or was, at the request of the Company, serving as a director, agent, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

22.2 The directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

23. Company Seal and Entry into Contracts and Deeds

23.1 The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument (save for a share certificate in accordance with these Articles) shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors.

23.2 The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the common seal has been affixed to such instrument and the same had been signed as hereinbefore described.

23.3 Notwithstanding the foregoing Article, an instrument is validly executed by the Company as a deed, or an instrument under seal, if it is either:

(a) sealed with the common seal of the Company and witnessed by a director and/or such other person who is authorised by the Memorandum or Articles to witness the application of the common seal of the Company; or

(b) expressed to be, or is expressed to be executed as, or otherwise makes clear on its face that it is intended to be, a deed and it is signed by a director and/or by a person acting under the express or implied authority of the Company.

24. Company Records

24.1 The Company shall keep records that:

(a) are sufficient to show and explain the Company's transactions; and

(b) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

24.2 The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a) minutes of all meetings and all resolutions of members and of classes of members; and

(b) minutes of all meetings and all resolutions of directors and committees of directors.

24.3 Where any such records are kept at a place other than at the office of the Company's registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept. Where the place at which any such records is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

24.4 The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors, the date on which each person whose name is entered in the register was appointed as a director, the date on which each person named as a director ceased to be a director, and such other information as may be prescribed from time to time by law.

24.5 The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

24.6 The Company shall keep the following at the office of its registered agent:

(a) the Memorandum and Articles;

(b) the register of members maintained in accordance with these Articles or a copy of the register of members;

(c) the register of directors maintained in accordance with these Articles or a copy of the register of directors;

(d) copies of all notices and other documents filed by the Company in the previous 10 years;

(e) a copy of the register of charges kept by the Company pursuant to section 162(1) of the Act; and

(f) an imprint of the common seal.

24.7 Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall:

(a) within 15 days of any change in the register, notify the registered agent, in writing, of the change;

(b) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept; and

(c) Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

24.8 The records, documents and registers required by these Articles shall be open to the inspection of the directors at all times.

24.9 The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right to inspect any records, documents or registers of the Company except as conferred by the Act or authorised by a resolution of directors.

25. Distributions

25.1 Subject to the provisions of the Act, the directors may, by resolution of directors, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds that, immediately after the distribution, the value of the Company's assets will exceed the Company's liabilities and the Company is able to pay its debts as they fall due.

25.2 The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

25.3 If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.

25.4 Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for 3 years after having been declared may be forfeited by the directors for the benefit of the Company.

25.5 No distribution shall bear interest against the Company.

26. Accounts and Audit

26.1 The directors shall cause books of account relating to the Company's affairs to be kept in such manner as may be determined from time to time by the directors. The books of account shall be kept at the registered office of the Company, or at such other place or places as the directors think fit, and shall always be open to the inspection of the directors.

26.2 The directors may by a resolution of directors call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

26.3 The auditor may be a member but no director or officer of the Company shall be eligible during his continuance in office.

26.4 Every auditor of the Company shall have a right of access at all times to the books of account of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

26.5 The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's audited profit and loss account and/or balance sheet is to be presented.

27. Notices

27.1 Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, fax or e-mail to him or to his address as shown in the register of members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

27.2 Any notice, if served by (a) post, shall be deemed to have been served five (5) days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five (5) days after the time when the letter containing the same is delivered to the courier or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) electronic mail, shall be deemed to have been served upon confirmation of receipt.

27.3 All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the Company's register of members, and notice so given shall be sufficient notice to all the holders of such shares.

27.4 Any notice, if served by post, shall be deemed to have been served within 10 days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.

28. Continuation

The Company may, by a resolution of directors or by a resolution of members, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

29. Winding Up

29.1 The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due and the value of its assets equals or exceeds it liability, provided a majority of directors and members of the Company have voted in favour of the Company being wound up. A liquidator may, subject to the terms of the Act, be appointed by a resolution of directors or by a resolution of members.

29.2 If the Company shall be wound up, the liquidator may divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

We, Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar of Corporate Affairs for the incorporation of the Company this 4th day of July, 2017.

Incorporator

Alyson Parker / Ann Penn
Authorised Signatories
Sertus Incorporations (BVI) Limited